Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial statements of each of the funds constituting Nationwide Variable Insurance Trust
Funds as listed in Appendix A (hereafter referred to as the "Funds")
as of and for the year ended December 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board (United
States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the funds are being made only in accordance with authorizations of management and trustees of the funds;
and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds'
annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).  However, we noted no deficiencies in the
Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Variable Insurance
Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 20, 2017
Appendix A

1.
American Century NVIT Multi Cap Value Fund

2.
American Funds NVIT Asset Allocation Fund

3.
American Funds NVIT Bond Fund

4.
American Funds NVIT Global Growth Fund

5.
American Funds NVIT Growth Fund

6.
American Funds NVIT Growth-Income Fund

7.
Blackrock NVIT Managed Global Allocation Fund

8.
Federated NVIT High Income Bond Fund

9.
Invesco NVIT Comstock Value Fund (now known as BlackRock NVIT
Equity Dividend Fund)

10.
Lazard NVIT Flexible Opportunistic Strategies Fund

11.
Loring Ward NVIT Capital Appreciation Fund

12.
Loring Ward NVIT Moderate Fund

13.
Neuberger Berman NVIT Multi Cap Opportunities Fund

14.
Neuberger Berman NVIT Socially Responsible Fund

15.
NVIT Bond Index Fund

16.
NVIT Cardinal Aggressive Fund

17.
NVIT Cardinal Balanced Fund

18.
NVIT Cardinal Capital Appreciation Fund

19.
NVIT Cardinal Conservative Fund

20.
NVIT Cardinal Managed Growth & Income Fund

21.
NVIT Cardinal Managed Growth Fund

22.
NVIT Cardinal Moderate Fund

23.
NVIT Cardinal Moderately Aggressive Fund

24.
NVIT Cardinal Moderately Conservative Fund

25.
NVIT Core Bond Fund

26.
NVIT Core Plus Bond Fund

27.
NVIT Emerging Markets Fund

28.
NVIT Flexible Fixed Income Fund

29.
NVIT Flexible Moderate Growth Fund

30.
NVIT Government Bond Fund

31.
NVIT International Equity Fund

32.
NVIT International Index Fund

33.
NVIT Investor Destinations Aggressive Fund

34.
NVIT Investor Destinations Balanced Fund

35.
NVIT Investor Destinations Capital Appreciation Fund

36.
NVIT Investor Destinations Conservative Fund

37.
NVIT Investor Destinations Managed Growth & Income Fund

38.
NVIT Investor Destinations Managed Growth Fund

39.
NVIT Investor Destinations Moderate Fund

40.
NVIT Investor Destinations Moderately Aggressive Fund

41.
NVIT Investor Destinations Moderately Conservative Fund

42.
NVIT Large Cap Growth Fund

43.
NVIT Managed American Funds Asset Allocation Fund

44.
NVIT Managed American Funds Growth-Income Fund

45.
NVIT Mid Cap Index Fund

46.
NVIT Money Market Fund

47.
NVIT Multi-Manager International Growth Fund

48.
NVIT Multi-Manager International Value Fund

49.
NVIT Multi-Manager Large Cap Growth Fund

50.
NVIT Multi-Manager Large Cap Value Fund

51.
NVIT Multi-Manager Mid Cap Growth Fund

52.
NVIT Multi-Manager Mid Cap Value Fund

53.
NVIT Multi-Manager Small Cap Growth Fund

54.
NVIT Multi-Manager Small Cap Value Fund

55.
NVIT Multi-Manager Small Company Fund

56.
NVIT Multi-Sector Bond Fund

57.
NVIT Nationwide Fund

58.
NVIT Real Estate Fund

59.
NVIT S&P 500 Index Fund

60.
NVIT Short Term Bond Fund

61.
NVIT Small Cap Index Fund

62.
Templeton NVIT International Value Fund